      As filed with the Securities and Exchange Commission on May 4, 2001

                                                          Registration No. _____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         Peerless Systems Corporation
            (Exact name of registrant as specified in its charter)


            Delaware                                     95-3732595
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                             2381 Rosecrans Avenue
                         El Segundo, California 90245
                                (310) 536-0908
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
               _________________________________________________
                               Howard J. Nellor
                     President and Chief Executive Officer
                         Peerless Systems Corporation
                             2381 Rosecrans Avenue
                         El Segundo, California 90245
                                (310) 536-0908
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
               _________________________________________________

                                   Copy to:
                          Siobhan McBreen Burke, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                      555 South Flower Street, 23rd Floor
                      Los Angeles, California  90071-2371
                                (213) 683-6000

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Selling Stockholder.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

----------------------------------------------------------------------------------------------------------------------------------
                                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================================
      Title of Each Class of      Amount to be    Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
   Securities to be Registered     Registered        Price Per Share (1)             Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock                        428,500                $1.025                      $439,212.50                $110.00
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee required in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Common Stock on May 1, 2001 as reported on the Nasdaq National Market.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.




                    SUBJECT TO COMPLETION DATED MAY 4, 2001

                            PRELIMINARY PROSPECTUS



                        428,500 Shares of Common Stock
                                par value $.001

                         Peerless Systems Corporation


     This Prospectus relates to the public offering, which is not being underwritten, of 428,500 shares (the "Shares") of our common stock, which are held by one of our current stockholders.

     The prices at which this stockholder may sell the Shares will be determined by the prevailing market price for the Shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the Shares. The Shares being offered hereby were issued to our current stockholder in connection with our acquisition of HDE, Inc.

     Our common stock currently trades on the Nasdaq National Market under the symbol "PRLS."

     On May 2, 2001, the last reported sale price for our common stock was $1.02 per share.

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is May ___, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
WHERE YOU CAN FIND MORE INFORMATION.......................................... 1
FORWARD LOOKING STATEMENTS................................................... 1
SUMMARY...................................................................... 2
RISK FACTORS................................................................. 3
USE OF PROCEEDS..............................................................11
DETERMINATION OF OFFERING PRICE..............................................11
DILUTION.....................................................................12
SELLING STOCKHOLDER..........................................................12
LEGAL MATTERS................................................................14
EXPERTS......................................................................14

                      WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this Prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act:

     1.  Our Annual Report on Form 10-K for the year ended January 31, 2001;

     2.  Our Current Report on Form 8-K dated April 27, 2001; and

     3. The description of our Common Stock contained in our Registration Statement on Form 8-A (Commission File No. 0-21287) filed with the SEC on August 30, 1996.

     We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this Prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                         Peerless Systems Corporation
                     Attention:  Denis W. Retoske, Esquire
                             2381 Rosecrans Avenue
                         El Segundo, California 90245
                                (310) 536-0908

                          FORWARD LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are subject to the "safe harbor" created by those sections. We disclaim any obligation to update these forward-looking statements as a result of subsequent events. The risk factors on pages 3 through 11, among other things, should be considered in evaluating our Company's prospects and future financial performance.

     This Prospectus contains such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The forward-looking statements include, but are not limited to, statements related to industry trends and future growth in the markets for digital document products, embedded imaging systems and enterprise networks and storage; our product development efforts; the effect of GAAP accounting pronouncements on our recognition of revenues; our future research and development; business trends; the success of new product introductions, market demand for our products and future financial performance. Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words of similar substance used in connection with any discussion of future operations or financial performance identify forward-looking statements. In particular, statements regarding our business outlook for future performance and growth, anticipated sales of our products, including block licenses, market demand for customers' products, demand for our engineering services and printer technology, including our multi-function products technology, outlook for future performance and growth of Netreon, Inc. including demand for and possible opportunities surrounding Netreon's Directory Plus AD software technology, expected completion dates of certain engineering efforts, including integration efforts relating to Netreon's Directory Plus AD software, Netreon's development and implementation of Active Directory support for Brocade fabric and anticipated revenues, cash position, and profitability constitute forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from these statements. Important factors that could cause actual results to differ materially from those reflected in forward-looking statements made in this Prospectus include, but are not limited to a) changes in the marketplace in which we offer our products; b) the failure of our business strategy to produce the projected financial results; c) our failure to maintain our margins due to changes in our business model in reaction to competitive pressures; d) the delay in or the non-acceptance by the market of new product and technology offerings;
e) our inability to retain and attract the technical talent to compete effectively in the marketplace for imaging and storage; f) our failure to market to achieve expected growth rates; g) unfavorable economic conditions resulting in decreased demand for original equipment manufacturers' ("OEMs") products using our technology making it difficult for us to obtain new licensing agreements; h) OEMs' determination not to proceed with development of products using our technology because of, among other things, changes in the demand for anticipated products, age of our technology, concerns of the OEMs about our financial position and our competitors offering alternative solutions; i) the lack of acceptance of our Internet printing technology by users in the hospitality markets among others; j) our competitors coming to market with new products or alternative solutions at a reduced cost; k) the anticipated market growth in imaging, network attached storage ("NAS"), storage area network ("SAN"), and Internet printing may not grow to anticipated levels; l) the costs associated with the development of products for Imaging, NAS, SAN and Internet printing may be higher than currently forecasted; m) higher than forecasted legal expenses and/or an unfavorable outcome to current matters being litigated; and n) other factors affecting our business. Stockholders are urged not to place undo reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

                                    SUMMARY

     The following summary does not contain all the information that may be important to you. You should read the entire Prospectus, including the financial statements and other information incorporated by reference in this Prospectus, before making an investment decision.

     Peerless Systems Corporation was incorporated in California in 1982 and reincorporated in Delaware in September 1996. In June 1999, Peerless acquired Auco, Inc. which is our wholly owned subsidiary and which has been re-named Netreon, Inc. In December 1999, we acquired HDE, Inc., which is our wholly owned subsidiary and which has been re-named Peerless Systems Imaging Products, Inc. ("PSIP").

     We provide software-based embedded imaging and networking technology for digital document products, provide directory and management software for networked storage devices and integrate proprietary software into enterprise networks of OEMs.

     Digital document products include monochrome and color printers, copiers, fax machines and scanners, as well as multifunction products ("MFPs") that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Embedded networking systems supply the core software technologies to digital document products that enable them to communicate over local and wide area networks and the Internet. The Peerless Systems Corporation family of products and engineering services provides fully integrated advanced and proprietary embedded imaging and networking technologies that enable our OEM customers and third party developers for OEMs to develop standalone and networked digital printers and MFPs quickly and cost effectively. We market our solutions directly to OEM customers including Xerox, Canon, Hewlett-Packard, IBM, Konica, Minolta, Ricoh, Kyocera, Okidata, and Seiko Epson.

     Our embedded development focus has historically been to offer high performing systems at a lower cost compared to competitive offerings. Peerless controllers achieve their performance objectives by interpreting printer description languages such as Adobe PostScript and PeerlessPrint5C while simultaneously executing raster image processing commands on our co-processor. Reducing the amount of random access memory required to process raster images also reduces component costs through the use of our proprietary ASIC (application specific integrated circuit) compression technology.

The cost of our solutions is further reduced by integrating network components and software typically supplied by third party technology vendors in separately mounted network interface cards. Our software has a modular architecture allowing for fast replacement of the key components required to support new printer and copier engine interfaces. This architecture helps OEMs meet the fast time to market requirements in today's hardcopy imaging business. These three core areas of higher performance, lower cost, and fast time to market describe the historical competitive advantages of our technologies in the embedded controller market.

     As mentioned above, we acquired Auco, Inc. ("Auco"), a supplier of embedded networking systems, in June 1999. Auco became a wholly owned subsidiary of Peerless Systems Corporation and was named Peerless Systems Networking, Inc. ("PSN") upon acquisition. In September 2000, we changed the PSN name to Netreon, Inc. ("Netreon"). This corporate re-branding reflects Netreon's current mission to integrate networked storage devices into the Windows 2000 environment. Netreon provides software for centralized, directory-based management of NAS devices and SAN fabrics. Netreon products include management console snap-ins and embedded directory-access software. Netreon's embedded directory agent technology enables networked devices to use directory services to authenticate users and administer their access rights. Networked devices can also use the directory to store and read configuration parameters as well as configure itself automatically.

     In December 1999, we acquired HDE, Inc. ("HDE"), a developer of embedded imaging and Internet printing products. HDE's name has been changed to Peerless Systems Imaging Products, Inc. This acquisition expanded our presence in the embedded imaging and Internet printing solutions markets and added new customers to our portfolio.

     We believe that the combination of our established network software solutions and expertise in Windows 2000 and Internet technologies have put us in the vanguard of networking, Internet printing, and directory integration for networked devices.

     Our principal executive offices are located at 2381 Rosecrans Avenue, El Segundo, California 90245, and our telephone number is (310) 536-0908.

                                 RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK

     We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. The risks and uncertainties described below are not the only ones we face, and other risks and uncertainties, including those that we do not consider material at the time of the filing of this Prospectus, may impair our business or operations. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE CONTINUED LOSSES

     We were unprofitable in the fiscal year 2001, which ended on January 31, 2001 and expect to incur operating losses at least through the first three quarters of fiscal year 2002. There is no assurance that we will be profitable in the future. Continuing losses will deplete our capital resources, and projected decreases in expenses are not expected to offset the decline in revenues. The factors noted below have had and will continue to have a material adverse effect on our future revenues and/or results of operations.

THE FUTURE DEMAND FOR OUR CURRENT PRODUCTS IS UNCERTAIN

     Our current technology and products have been in the marketplace for an average of 21 months as of January 31, 2001. This represents a 31% increase from the average of 16 months that our products had been in the marketplace as of January 31, 2000. The growth in the average age of current technology and products in the marketplace reflects the decline in demand for our technology and products. Although we continue to license our current technology and products to certain OEMs, there can be no assurance that the OEMs will continue to need or utilize the current technology and products we offer.

THE CURRENT MARKET IN WHICH WE OPERATE HAS BEEN CONSOLIDATING AND DEMAND FOR OUR TECHNOLOGY AND PRODUCTS HAS BEEN DECLINING

     Peerless Systems Corporation provides its technology and products to the worldwide market for printers (21-69 pages per minute) and MFPs (21-110 pages per minute), unit volume for which is projected by International Data Corporation to grow at a rate of 19%, down from previous growth calculations of 26% (1999-2003), 37% (1998-2002), and 40% (1997-2001). Revenue for the same market segments and periods is expected to grow 17%, down from previous growth projections of 20% (1999-2003), 42% (1998-2002), and 54% (1997-2001). Available
data indicates that retail prices are declining in these segments. Both of these segments are key target markets for our Company. There has been a decline in the number of contracts that we have with OEMs under which we are currently performing services and granting licenses and this decline is likely to continue along with the demand for the technology and products we presently offer. Competitors are merging into larger business units with the resulting strength to acquire and impose a competitive advantage in our market segments.

WE RELY ON OUR RELATIONSHIPS WITH CERTAIN CUSTOMERS AND ANY CHANGE IN THOSE RELATIONSHIPS WILL HARM OUR BUSINESS

     During fiscal year 2001, two customers each generated greater than 10% of our revenues and collectively contributed 36% of our revenues. Non-recurring block license revenues for the same time period were 38% of revenues. During fiscal 2000, three customers each generated greater than 10% of our revenues and collectively contributed 40% of revenues. Non-recurring block license revenues for the same period were 7% of revenues.

     Although the acquisitions of Netreon and PSIP and our on-going sales efforts have expanded our potential customer base, a limited number of OEM customers have provided a substantial portion of our revenues. There presently are only a limited number of OEM customers in the digital document product market to which we market our technology and services. Therefore, our ability to replace a lost customer or offset a significant decrease in the revenues from a particular customer is severely limited. A reduction in business from a customer providing a significant portion of our revenues will have a material adverse effect on our operating results.

OUR ENGINEERING SERVICES REVENUE IS SUBJECT TO SIGNIFICANT FLUCTUATIONS

     In the past, we have experienced significant fluctuations in engineering services results that have been caused by many factors including:

     . product development delays (see "WE MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS OR WE WILL NOT BE COMPETITIVE" below);

     .  third party delays;

     . increases in the estimated hours to complete particular engineering services projects;

     .  delays in the availability or stability of third-party technology; and

     .  cancellation or redirection of engineering services projects by OEMs.

There can be no assurance that similar factors will not adversely impact future engineering services results, or that we will be able to negotiate cancellation fees into future engineering services arrangements, from which we have benefited in the past.

OUR LICENSING REVENUE IS SUBJECT TO SIGNIFICANT FLUCTUATIONS

     Our recurring licensing revenue model has shifted from per unit royalties paid upon OEM shipment of product and guaranteed quarterly minimum royalties to a model that results in revenues associated with the sale of SDKs and block licenses. The reliance on block licenses has occurred due to aging products in the marketplace, reductions in Adobe product penetration and the rate of OEM products shipping and a design win mix that changed from object code licensing arrangements to predominately SDKs. Revenues have and could continue to fluctuate significantly from quarter to quarter as the number and value of design wins vary or if block licenses are delayed or are lost to competitors. Any of the factors could have a material adverse effect on our operating results.

WE MAY BE UNABLE TO ACCURATELY ESTIMATE OUR REVENUES FROM PRODUCT LICENSING AND AS A RESULT MAY BE REQUIRED TO ADJUST OUR REVENUES IN THE FUTURE

     Our recurring product licensing revenues are dependent, in part, on the timing and accuracy of product sales reports received from OEM customers. These reports are provided on a calendar quarter basis and, in any event, are subject to delay and potential revision by the OEM. Therefore, we must estimate the entire recurring product licensing revenues for the last month of each fiscal quarter and to further estimate all quarterly and annual revenues from an OEM when the report from such OEM is not received in a timely manner. In the event that we are unable to estimate such revenues accurately prior to reporting quarterly or annual results, we may be required to adjust recorded revenues in subsequent periods.

WE MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS OR WE WILL NOT BE COMPETITIVE

     The marketplace for our products and services is characterized by rapidly changing technology, evolving industry standards and needs, frequent new product introductions, knowledgeable OEMs with financial strength and negotiating leverage greater than our own and competitive incursions. Over the past year, our ability and the ability of our OEM customers to meet industry changes and market demands in a timely manner with responsive development projects has been significantly reduced. Our success has always depended on the achievement of our new design wins followed by OEM deployment of associated new digital document products with attendant recurring license fees, and the regular and continued introduction of new and enhanced technology and services to our OEMs on a timely and cost-effective basis. The shortfall of the acceptance by OEMs of our technology has been further exacerbated by less than projected deliveries of digital document products by our OEM customers to the marketplace due to the recent slow down in business and economic activity.

     There can be no assurance that the product solutions and technology of our competitors or the OEMs themselves will not render our technology or our OEMs' products technically or fiscally noncompetitive or obsolete. If we or our OEMs fail to anticipate or respond adequately to the rapidly changing technology and evolving industry standards and needs, or any significant delay in development or introduction of new and enhanced products and services, it could result in a loss of competitiveness and/or revenues. Such actions would have a material adverse effect on our operating results.

THE INDUSTRY FOR EMBEDDED IMAGING SYSTEMS FOR DIGITAL DOCUMENT PRODUCTS INVOLVES INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGES AND OUR BUSINESS MAY SUFFER IF OUR COMPETITORS DEVELOP SUPERIOR TECHNOLOGY

     The market for embedded imaging systems for digital document products is highly competitive and characterized by continuous pressure to enhance performance, to introduce new features and to accelerate the release of new products. We compete on the basis of technology expertise, product functionality, development time and price. Our technology and services primarily compete with solutions developed internally by OEMs. Virtually all of our OEM customers have significant investments in their existing solutions and have the substantial resources necessary to enhance existing products and to develop future products. These OEMs have or may develop competing embedded imaging systems technologies and may implement these systems into their products, thereby replacing our current or proposed technologies, eliminating a need for our services and products and limiting our future opportunities. Therefore, we are required to persuade these OEMs to outsource the development of their embedded imaging systems to us, and to provide products and solutions to these OEMs that cost-effectively compete with their internally developed products. We also compete with software and engineering services provided in the digital document product marketplace by other systems suppliers to OEMs.

     As the industry continues to develop, competition and pricing pressures will increase from OEMs, existing competitors and other companies that may enter our existing or future markets with similar or substitute solutions that may be less costly or provide better performance or functionality. We anticipate increasing competition for our color products under development, particularly as new competitors develop and enter products in this market. Some of our existing competitors, many of our potential competitors and virtually all of our OEM customers have substantially greater financial, technical, marketing and sales resources than we do. In the event that price competition increases, competitive pressures could require us to reduce the amount of royalties received on new licenses and to reduce the cost of our engineering services in order to maintain existing business and generate additional product licensing revenues. This could reduce profit margins and result in losses and a decrease in market share. No assurance can be given as to our ability to compete favorably with the internal development capabilities of our current and prospective OEM customers or with other third-party embedded imaging system suppliers, and the inability to do so would have a material adverse effect on our operating results.

IF WE ARE NOT IN COMPLIANCE WITH OUR LICENSING AGREEMENTS, WE MAY LOSE OUR RIGHTS TO SUBLICENSE TECHNOLOGY; OUR COMPETITORS ARE AGGRESSIVELY PURSUING THE SALE OF LICENSED THIRD PARTY TECHNOLOGY

     We currently sublicense third party technology to our OEM customers. Such sublicense agreements are non-exclusive. If we are not in compliance with our agreements with licensors, we could lose our rights to sublicense these technologies. Additionally, the licensing of this technology has become very competitive with competitors having substantially greater financial and technical resources and market penetration than we do. Competitors are pursuing aggressive strategies to purchase this third party technology. There is no assurance that we can remain competitive in the marketplace if a competitor purchases this third party technology.

OUR RESERVES FOR ACCOUNTS RECEIVABLE MAY NOT BE ADEQUATE

          Our net accounts receivable declined to $7.9 million as of January 31, 2001, down from $11.7 million as of January 31, 2000, reflecting significant collections from several major customers, including the conversion of unbilled receivables to accounts receivable. Although we feel that our reserves for accounts receivable are adequate for fiscal year 2001, there can be no assurance this is the case. If our reserves for accounts receivable are not adequate, it could have a material adverse effect on our result of operations.

OUR BUSINESS MAY SUFFER IF OUR THIRD PARTY DISTRIBUTORS ARE UNABLE TO DISTRIBUTE OUR PRODUCTS AND ADDRESS CUSTOMER NEEDS EFFECTIVELY

     We have developed a "fabless" distribution model for the sale of ASICs. We have no direct distribution experience and place reliance on third party distributors to maintain inventories to address OEM needs, manage manufacturing logistics, and distribute the product in a timely manner. There can be no assurance that these distribution agreements will be maintained or will prove adequate to meet our needs and contractual requirements.

WE ARE DEPENDENT ON CERTAIN THIRD PARTY PROVIDERS FOR APPLICATIONS TO DEVELOP OUR PRODUCTS. AS A RESULT, WE ARE VULNERABLE TO ANY PROBLEMS EXPERIENCED BY THESE PROVIDERS WHICH MAY DELAY PRODUCT SHIPMENTS TO OUR CUSTOMERS

     Currently, we are dependent on three independent parties, Motorola, IBM Microelectronics, and NEC Microelectronics, each of which provides unique application specific integrated circuits incorporating our imaging technology for use by our OEMs. Additionally, we have relationships with Adobe and Novell that address many critical aspects of our OEM customers' needs. We have licensed from Adobe, for internal development purposes, the right to use Adobe's PostScript Software to enable our products to provide Adobe's PostScript printing. We have licensed to Adobe several of our technologies, and have developed technologies for Adobe for which we receive royalties. These sole source providers are subject to materials shortages, excess demand, reduction in capacity and/or other factors that may disrupt the flow of goods to our customers thereby adversely affecting our customer relationships. Any such disruption could limit or delay production or shipment of the products incorporating our technology, which could have a material adverse effect on our operating results.

     Through our subsidiary Netreon, we have entered into contracts with entities and persons located in Hong Kong. We utilize the services of these entities for engineering development and tests. Through long-term relationships, we operate at favorable costs, schedule and quality of output advantages. If the services provided by these entities were to be discontinued, we would have to bring these services in-house, which could increase costs and delay deliverables. There can be no assurances that the political and business climates in Hong Kong will remain stable. However, should there be disruption in the aforesaid relationships, it is not expected to have a material adverse effect on our financial condition or our results of financial operations.

WE MAY BE UNABLE TO RESPOND QUICKLY TO CHANGES IN DEMAND

     A substantial portion of our costs and expenses are related to costs of engineering services and maintenance, product development, other personnel costs, marketing programs and facilities. The level of spending for such costs and expenses cannot be adjusted quickly and is based, in significant part, on our expectations of future revenues and anticipated OEM commitments. As in fiscal year 2001, if such commitments do not materialize or are terminated or if revenues are below expectations, our quarterly and annual operating results will be adversely affected.

WE ARE DEPENDENT ON KEY PERSONNEL AND ON EMPLOYEE RETENTION AND RECRUITING FOR OUR FUTURE SUCCESS

     We are largely dependent upon the skills and efforts of our senior management and other officers and key employees. We have experienced significant turnover in, and reduction of, senior management and key employees. Our future success will continue to depend in large part upon our ability to retain and attract highly skilled managerial, engineering, sales, marketing and operations personnel, many of whom are in great demand. Competition for such personnel is intense. The loss of key personnel or the inability to hire or retain qualified personnel has had and could continue to have a material adverse effect on our operating results.

     We have been restricted in connection with certain litigation in the use of 1 million options approved by our stockholders in July 1999. Without the ability to grant stock options, our ability to hire and retain key personnel has been and could continue to be negatively impacted in the fiercely competitive technical hiring marketplace.

     We maintain a key person life insurance policy for one executive, Mr. Au, the General Manager of Netreon, Inc.

OUR INTERNATIONAL ACTIVITIES MAY EXPOSE US TO RISKS ASSOCIATED WITH CURRENCY FLUCTUATIONS

     We are substantially dependent on our international business activities. The international market for products incorporating our technology is highly competitive, and we face substantial competition in this market from technologies developed internally by our OEMs.

     Risks inherent in our international business activities also include:

     .  major currency rate fluctuations;

     .  changes in the economic condition of foreign countries;

     .  the imposition of government controls;

     .  tailoring of products to local requirements;

     .  trade restrictions;

     .  changes in tariffs and taxes; and

     . the burdens of complying with a wide variety of foreign laws and regulations,

     any of which could have a material adverse effect on our operating results.

     Although all of our contracts are, and we expect that our future contracts will be, denominated in U.S. dollars, there can be no assurance that our contracts with international OEMs in the future will be denominated in U.S. dollars. If any of our contracts are denominated in foreign currencies, we will be subject to major risks associated with currency fluctuations, which could have a material adverse effect on our operating results.

DEMAND FROM PACIFIC RIM CUSTOMERS HAS AND MAY CONTINUE TO DECLINE

     During the past several years, the Pacific Rim economies have been financially depressed. As a result, some members of the imaging industry have reported negative financial impacts attributable to a decrease in demand from Pacific Rim customers. Our Pacific Rim customers are comprised primarily of companies headquartered in Japan. These Japanese OEMs sell products containing our technology primarily in the North American, European, and Asian marketplaces. These revenues have declined and there can be no assurance that revenues from Japanese OEMs will not continue to decline in future quarters.

OUR STOCK PRICE MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS

     Our common stock has experienced significant price volatility and over the past 60 days generally has been trading at less than $1.00 per share. Such price volatility may occur in the future. Factors that could affect the trading price of our common stock include:

     .  swings in quarterly results of operations;

     .  announcements of new products by us or our competitors;

     .  developments or disputes with respect to proprietary rights;

     .  general trends in the industry; and

     .  overall market conditions, and other factors.

     In addition, the stock market historically has experienced extreme price and volume fluctuations, which have particularly affected the market price of securities of many related high technology companies and which at times have been unrelated or disproportionate to the operating performance of such companies.

WE ARE SUBJECT TO SECURITIES LITIGATION WHICH IS EXPENSIVE AND RESULTS IN A DIVERSION OF RESOURCES. WE COULD BE SUBJECT TO ADDITIONAL LITIGATION DUE TO THE VOLATILITY OF OUR STOCK PRICE OR FOR OTHER REASONS

     Securities class action litigation has become increasingly common in recent years. Technology companies are frequently the subjects of such litigation. Securities class action litigation is particularly common following periods of market volatility and significant fluctuations in companies' stock prices. In August and September 2000, Peerless and two of our former officers were named in two separate shareholder class action lawsuits. The first was filed on August 28, 2000; the second was filed on September 19, 2000. They have since been consolidated and an amended complaint has been filed. The amended complaint alleges that Peerless and the individual defendants engaged in a scheme to artificially inflate our stock price through the dissemination of false and misleading information. These lawsuits seek compensatory damages, attorney's fees and expenses. Litigation is often expensive and diverts management's attention and resources, which could materially and adversely affect business, financial conditions and results of operations.

FUTURE SALES OF OUR COMMON STOCK MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

     As of April 23, 2001, we had 15,069,495 shares of common stock outstanding, which does not include 2,566,872 shares subject to options outstanding as of such date under stock option plans that are exercisable at prices ranging from $0.39 to $23.125 per share. Management cannot predict the effect, if any, that future sales of common stock or the availability of shares of common stock for future sale, will have on the market price of common stock prevailing from time to time. Certain holders of our common stock have registration rights with respect to their shares. Sales of substantial amounts of common stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, may materially and adversely affect prevailing market prices for common stock.

OUR COMMON STOCK MAY BE REMOVED FROM LISTING ON THE NASDAQ NATIONAL MARKET AND MAY NOT PROVIDE ADEQUATE LIQUIDITY

     We have received a notice from Nasdaq indicating that we have failed to maintain a minimum bid price of $1.00 over a 30 trading day period as required by Marketplace Rule 4450(a)(5) and that we have until May 24, 2001 to regain compliance. If we are not able to demonstrate compliance, our common stock may be removed from listing on the Nasdaq National Market. Trading in our common stock after a delisting, if any, would likely be conducted in the over-the-counter markets in the so-called "pink sheets" or the National Association of Securities Dealers' Electronic Bulletin Board and could also be subject to additional restrictions. As a consequence of a delisting, our stockholders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. In addition, a delisting would make our common stock substantially less attractive as collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state legal investment laws or as consideration in future capital raising transactions.

OUR COMMON STOCK MAY BE SUBJECT TO THE "PENNY STOCK" REGULATIONS WHICH MAY AFFECT THE ABILITY OF THE HOLDERS TO SELL OUR COMMON STOCK

     If our common stock is delisted from the Nasdaq National Market, it may become subject to regulation as a "penny stock." The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price or exercise price less than $5.00 per share, subject to certain exceptions, including listing on the Nasdaq National Market. If the common stock is delisted from the Nasdaq National Market and no other exception applies, our common stock may become subject to the Securities and Exchange Commission's Penny Stock Rules, Rule 15g-1 through Rule 15g-9 under the Exchange Act. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market must be delivered to the purchaser prior to the transaction, unless the transaction satisfies one of the exemptions under the rules. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Monthly statements must be sent disclosing recent price information for the penny stock. Additionally, the rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of holders to sell our common stock in the secondary market.

OUR FUTURE INVESTMENT INCOME MAY FALL BELOW EXPECTATIONS DUE TO ADVERSE MARKET CONDITIONS

     Market risk is the potential loss arising from adverse changes in market rates and prices, such as interest rates. Our exposure to market rate risk for changes in interest rates relates primarily to our investment portfolio. We invest our excess cash in fixed rate debt instruments of the U.S. Government and high-quality corporate issuers as well as floating rate money market funds. Interest rates on these instruments recently have declined substantially. We, by policy, limit the amount of credit exposure to any one issuer. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates, or we may suffer losses in principal if forced to sell securities which have declined in market value due to changes in interest rates.


EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT OUR ACQUISITION

     Some of the provisions of our certificate of incorporation, by-laws and Delaware law could, together or separately:

     .  discourage potential acquisition proposals;

     .  delay or prevent a change in control;

     . limit the price that investors might be willing to pay in the future for shares of our common stock.

OUR EXISTING CAPITAL RESOURCES MAY NOT BE SUFFICIENT AND IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY SUFFER

     Our cash and short-term investment portfolio was $18.4 million at January 31, 2001 and the current ratio of assets to current liabilities was 3:1. We used $5.8 million in cash during the twelve month period ended January 31, 2001 to finance operations.

     Our principal source of liquidity is our cash and cash equivalents and investments, which, as of January 31, 2001 were $21.5 million in the aggregate. For the fiscal year ended January 31, 2001, we incurred a loss and experienced substantial negative cash flow. We do not have a credit facility and we do not expect to secure a line of credit. If we do not generate anticipated cash flow from licensing, or if expenditures are greater than expected, we most likely will reduce discretionary spending, which could require a delay, scale back or eliminate of some or all of our development efforts, any of which could have a material adverse effect on our business, results of operations and prospects. Furthermore, if we continue to experience negative cash flows, as is anticipated, and we are unable to increase revenues or cut costs so that revenues generated from operating activities are sufficient to meet our obligations as a result of which we exhaust current capital resources, we will be required to obtain additional capital from other sources. Such sources might include issuances of debt or equity securities, bank financing or other means that might be available to increase our working capital. Under such circumstances, there is substantial doubt as to whether we would be able to obtain additional capital on commercially reasonable terms or at all. The inability to obtain such resources on commercially acceptable terms could have a material adverse effect on our operations, liquidity and financial condition, our prospects and the scope of strategic alternatives and initiatives available to us.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY OR FACE A CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT BY A THIRD PARTY, WE COULD LOSE OUR INTELLECTUAL PROPERTY RIGHTS OR BE LIABLE FOR DAMAGES

     Our success is heavily dependent upon our proprietary technology. To protect our proprietary rights, we rely on a combination of patent, copyright, trade secret and trademark laws as well as nondisclosure and other contractual restrictions. We hold eight patents issued in the United States, one of which is also issued in France, Germany and Great Britain and Hong Kong. The issued patents relate to techniques we have developed for generating output for continuous synchronous raster output devices, such as laser printers. We have five patent applications pending in Japan, four applications each pending in the United States and European Patent Office and two applications each pending in Hong Kong and Canada. There can be no assurance that patents we hold will not be challenged or invalidated, that patents will issue from any of our pending applications or that any claims allowed from existing or pending patents will be of sufficient scope or strength (or issue in the countries where products incorporating our technology may be sold) to provide meaningful protection or any commercial advantage to us. In any event, effective protection of intellectual property rights may be unavailable or limited in certain countries. The status of United States patent protection in the software industry will evolve as the United States Patent and Trademark Office grants additional patents. Patents have been granted to fundamental technologies in software after the development of an industry around such technologies and patents may be issued to third parties that relate to fundamental technologies related to our technology.

     As part of our confidentiality procedures, we enter into nondisclosure agreements with our employees, consultants, OEMs and strategic partners and take affirmative steps to limit access to and distribution of our software and other proprietary information. Despite these efforts, we may be unable to effectively protect our proprietary rights and, in any event, enforcement of our proprietary rights may be very expensive.

     Our source code also is protected as a trade secret. However, from time to time we license our source code to OEMs, which subjects us to the risk of unauthorized use or misappropriation despite the contractual terms restricting disclosure and use. In addition, it may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use our proprietary information.

     As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technologies increasingly may become the subjects of infringement claims. There can be no assurance that third parties will not assert infringement claims against us in the future. Any such claims, regardless of merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, or at all, which could have a material adverse affect on our operating results. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not such litigation is determined in our favor, could result in significant expenses and divert the efforts of our technical and management personnel from productive tasks. In addition, we may lack sufficient resources to initiate a meritorious claim. In the event of an adverse ruling in any litigation regarding intellectual property, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing or substituted technology. Our failure to develop, or license on acceptable terms, a substitute technology if required could have a material adverse effect on our operating results.

WE CANNOT GUARANTEE THE SUCCESS OF OUR NEW INTERNET PRINTING SYSTEMS

     We have installed our first two Internet printing systems in the hospitality market and have just recently begun to implement the business model. Although we have been able to demonstrate that our Internet printing system works, there is no assurance that this new business model will generate revenues and become profitable.

WE MAY NOT BE ABLE TO MANAGE EXPANSION AND GROWTH EFFECTIVELY

     Our ability to implement our business plan, develop and offer products and manage expansion in rapidly developing and disparate market places requires comprehensive and effective planning and management. The growth in business, relationships with current and potential customers and third parties has placed, and will continue to place a significant strain on management systems and resources. Our failure to continue to improve upon our operational, managerial and financial controls, reporting systems and procedures or our failure to expand and manage our workforce, could have a material adverse affect on our business and financial results.

WE MAY NOT BE ABLE TO DEPLOY OUR EMPLOYEES EFFECTIVELY IN CONNECTION WITH CHANGING DEMANDS FROM OUR OEM CUSTOMERS

     The industry in which we operate has experienced significant downturns, both in the United States and abroad often in connection with or in anticipation of maturing product cycles and declines in general economic conditions. Over the past two years, we have experienced a shift in OEM demand from the historically prevailing requirement for turnkey solutions toward software development kits. Because we have experienced a general decrease in demand for engineering services, engineering services resources have been re-deployed to research and development. Should this trend abruptly change, we may not be able to reassess and re-deploy labor effectively, which inability could have material adverse effect on our operational results.

WE MAY NOT BE ABLE TO DEVELOP NEW AND ENHANCED PRODUCTS THAT ACHIEVE WIDESPREAD MARKET ACCEPTANCE

     We currently derive substantially all of our revenues from licensing and sales of our embedded imaging software and products. We expect that revenue from the embedded imaging products will continue to account for a substantial portion of revenues for fiscal year 2002. Our future success depends on our ability to address the rapidly changing needs of potential customers in the storage marketplace and the introduction of high-quality, cost-effective products, product enhancements and services on a timely basis, and by keeping pace with technological developments and emerging storage industry standards. Our failure to develop and successfully introduce new products and product enhancements in our prime market places could adversely affect our business and financial results.

WE MAY NOT ACHIEVE SUCCESS IN THE DEVELOPMENT OR MARKETING OF NETREON'S NAS AND SAN TECHNOLOGIES

     We expect to be substantially dependent on revenues generated by sales and licenses of Netreon's NAS and SAN technologies in the future. There can be no assurance that we or Netreon will complete the development of, or achieve market success for, Netreon's NAS and SAN technologies. Failure to realize success in the market of these technologies could have a material adverse effect on our operational results.

                                USE OF PROCEEDS

     All of the Shares of the Common Stock covered by this Prospectus are being offered by the Selling Stockholder. We will not receive any proceeds from the sale of these Shares.

                        DETERMINATION OF OFFERING PRICE

     This Prospectus may be used from time to time by the Selling Stockholder who offers the securities registered hereby for sale, and the offering price of such securities will be determined by the Selling Stockholder and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

                                   DILUTION

     We are not selling any of the Shares offered by this Prospectus.
Therefore, there will be no dilution in the net tangible book value per share as a result of the sale of these Shares.

                              SELLING STOCKHOLDER

     The following table sets forth the number of shares owned by the Selling Stockholder. Except as disclosed below, the Selling Stockholder has not had a material relationship with us within the past three years other than as a result of the ownership of the shares or our other securities. No estimate can be given as to the amount of shares that will be held by the Selling Stockholder after completion of this offering because the Selling Stockholder may offer all or some of the Shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholder named below during the period commencing on the effective date of the registration statement of which this Prospectus forms a part and ending one hundred twenty (120) days from such effective date.

                             PLAN OF DISTRIBUTION

     We are registering all 428,500 shares (the "Shares") on behalf of the Selling Stockholder. All of the Shares originally were issued by us in connection with our acquisition of HDE, Inc. We will receive no proceeds from this offering. The selling stockholder named below or pledgees, donees, transferees or other successors-in-interest selling shares received from the named Selling Stockholder as a gift, or other non-sale related transfer after the date of this Prospectus (the "Selling Stockholder") may sell the Shares from time to time. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:

     . a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     . purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus,

     .  an exchange distribution in accordance with the rules of such exchange,

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     .  in privately negotiated transactions; and

     . pursuant to the obligation of Peerless Systems Corporation to purchase the Shares upon receipt of notice from the Selling Stockholder, pursuant to that certain Settlement Agreement, as described below.

     Pursuant to that certain Settlement Agreement, dated April 11, 2001, subject to certain limitations, we agreed that we will, at the Selling Stockholder's option, during the six month period beginning April 11, 2001, purchase the Shares at a price of $0.75 per Share.

     To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

     The Selling Stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Stockholder. The Selling Stockholder also may sell Shares short and redeliver the Shares to close out such short positions. The Selling Stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this Prospectus. The Selling Stockholder also may loan or pledge the Shares to a broker-dealer. The broker-dealer may sell the Shares so loaned, or upon default the broker-dealer may sell the pledged Shares pursuant to this Prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the Shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. We are not aware whether the Selling Stockholder has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his Shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholder.

     The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares of our common stock by the Selling Stockholder. We will make copies of this Prospectus available to the Selling Stockholder and have informed him of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares.

     We will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     . the name of the Selling Stockholder and of the participating broker-dealer(s);

     .  the number of shares involved,

     .  the price at which such shares were sold,

     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and

     .  other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the sales of the Shares. The Selling Stockholder will agree to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

     The Selling Stockholder has provided us the information contained below with respect to himself and the respective amount of common stock beneficially owned by him and which may be sold by him under this Prospectus. We have not independently verified this information.

     The Shares offered by this Prospectus may be offered for sale from time to time by the Selling Stockholder.

     Gordon L. Hanson, the Selling Stockholder, beneficially owns 428,500 Shares, all of which are being registered for sale hereby. The Shares offered hereby constitute all Shares of common stock of Peerless owned by the Selling Stockholder. In December 1999, Peerless Systems Corporation acquired HDE, Inc. as a wholly owned subsidiary from Gordon L. Hanson ("Hanson") and David W. Glidewell. As part of the consideration for the acquisition, Hanson, who continued on as Chief Executive Officer and President of HDE, Inc. after the acquisition received an aggregate of 578,500 shares of our Common Stock, of which 150,000 shares have already been sold by Hanson. Such shares were issued to Hanson pursuant to an exception from registration under the Securities Act. Mr. Hanson ceased to be an officer and employee of Peerless Systems Corporation and HDE, Inc. on July 11, 2000. Pursuant to the terms of that certain Settlement Agreement between Hanson and us, dated April 11, 2001, we have agreed to release all Shares which were held in escrow following the acquisition of HDE, Inc., and to register the Shares under the Securities Act.

                                 LEGAL MATTERS

     For the purpose of this offering, Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California is giving an opinion of the validity of the issuance of the securities offered in this Prospectus.

                                    EXPERTS

     The consolidated financial statements of Peerless Systems Corporation appearing in Peerless Systems Corporation's Annual Report (Form 10-K) at January 31, 2001 and 2000, and for each of the two years in the period ended January 31, 2001, have been audited by Ernst & Young LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements for the year ended January 31, 1999, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2001, have been so incorporated in reliance of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of HDE, Inc. to the extent they have been included in the consolidated financial statements of Peerless Systems Corporation for the year ended January 31, 1999 have been so included in reliance on the report of Ernst & Young, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses to be paid by the Registrant in connection with the sale of the common stock being registered; all amounts are estimates except for the SEC registration fee:


       Securities and Exchange Commission registration fee.......  $110.00
       Legal fees and expenses..................................$35,000.00
       Accountants' fees and expenses...........................$13,000.00
       Miscellaneous............................................   $550.00
       Total....................................................$48,660.00


The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to the Certificate of Incorporation with the Registrant; the Bylaws of the Registrant; Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into an indemnity agreement with each director and executive officer, whereby the Registrant has agreed to cover the indemnification obligations.

     The Registrant maintains Director's and Officer's Liability Insurance providing indemnification against certain liabilities for certain of the Registrant's directors, officers, affiliates, partners or employees.

     The indemnification provisions in the Registrant's Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Act.

     Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Certificate of Incorporation, filed as Exhibit 3.2 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 1996; (2) the Bylaws of the Registrant filed as Exhibit 3.3 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 1996 and
(3) the form of Indemnity Agreement entered into by the Registrant with each of its directors and executive officers filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 1996, each incorporated by reference into this Registration Statement.

ITEM 16.  EXHIBITS

      EXHIBIT NO.       DESCRIPTION OF DOCUMENT
      ------------------------------------------------------------------
      5.1*              Opinion of Paul, Hastings, Janofsky & Walker LLP

      23.1* Consent of Paul, Hastings, Janofsky & Walker LLP (consent included in Exhibit 5.1)

      23.2              Consent of Ernst & Young LLP

      23.3              Consent of PricewaterhouseCoopers LLP

      24.1              Power of Attorney (included in signature page)

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
          (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant undertakes that: (1) for purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, this 3rd day of May, 2001.

                                    PEERLESS SYSTEMS CORPORATION



                              By:          /s/ Howard J. Nellor
                                    --------------------------------------
                                    Howard J. Nellor
                                    President and Chief Executive Officer,
                                    (Principal Executive Officer)


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard J. Nellor and Robert G. Barrett, as such persons' true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such persons' substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

      Signature                              Title                                          Date
      ---------                              -----                                          ----
/s/ Howard J. Nellor
--------------------------  President and Chief Executive Officer, (Principal              May 3, 2001
Howard J. Nellor            Executive Officer), Director

/s/ William R. Neil
--------------------------  Vice President of Finance and Chief Financial Officer          May 3, 2001
William R. Neil             (Principal Financial and Accounting Officer)

/s/ Adam Au
--------------------------  Director                                                       May 3, 2001
Adam Au

/s/ Robert L. North
--------------------------  Director                                                       May 3, 2001
Robert L. North

/s/ Robert G. Barrett
--------------------------  Director                                                       May 3, 2001
Robert G. Barrett

                               INDEX TO EXHIBITS

     EXHIBIT NO.         DESCRIPTION OF DOCUMENT
     -----------------------------------------------------------------------

     5.1*                Opinion of Paul, Hastings, Janofsky & Walker LLP

     23.1* Consent of Paul, Hastings, Janofsky & Walker LLP (consent included in Exhibit 5.1)

     23.2                Consent of Ernst & Young LLP, Independent Auditors

     23.3                Consent of PricewaterhouseCoopers LLP

     24.1                Power of Attorney (included in signature page)

*   To be filed by amendment.